                                                                         EX-99.j

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the  Prospectus  and  "Financial  Statements" in the Statement of
Additional   Information  and  to  the   incorporation   by  reference  in  this
Registration Statement (Form  N-1A)(Post-Effective  Amendment No. 43 to File No.
033-11235;  Amendment No.43 to File No.  811-04973) of Voyageur Insured Funds of
our report  dated  October  18,  2007,  included  in the 2007  Annual  Report to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 21, 2007